Exhibit 10.30
Indemnification Agreement

AGREEMENT dated as of             , 20__, by and between THE BRINK’S COMPANY, a Virginia corporation (“Brink’s”), and _____________ (the “Indemnitee”):

WHEREAS, competent and experienced individuals have become increasingly reluctant to serve publicly held corporations as directors or in other capacities, unless they are provided with better protection from the risk of claims and actions against them arising out of their service to and activities on behalf of such corporations; and

WHEREAS, the current impracticability of obtaining adequate insurance coverage and the unsatisfactory scope of indemnification provisions may increase the difficulty of attracting and retaining such individuals; and

WHEREAS, the Board of Directors of Brink’s has determined that it would be detrimental to the best interests of Brink’s and its shareholders if Brink’s were unable to attract and retain such individuals and that such individuals should be assured better protection; and

WHEREAS, the laws of the Commonwealth of Virginia authorize Virginia corporations to provide, among other things, for broader rights on the part of such individuals to obtain indemnification; and

WHEREAS, it is reasonable and prudent for Brink’s to obligate itself contractually to indemnify such individuals to the fullest extent permitted by the laws of said Commonwealth, so that such individuals will serve or continue to serve Brink’s free from undue concern that they will not be adequately indemnified; and

WHEREAS, the rights of the Indemnitee under this Agreement shall be in addition to, and not in limitation of, all rights to indemnification against liabilities and expenses required or permitted by applicable provisions of law or the Articles of Incorporation of Brink’s, as amended and restated from time to time, or otherwise;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and in order to induce the Indemnitee to serve and continue to serve in the Indemnitee’s Official Capacity and to take on such additional duties and responsibilities as Brink’s may request, Brink’s and the Indemnitee do hereby covenant and agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings assigned to them:

(a)    “Act”: The Virginia Stock Corporation Act as in effect at the date of this Agreement.

(b)    “Board”: The Board of Directors of Brink’s.

(c)    “Corporation”: Brink’s and its predecessor entity incorporated under the laws of the Commonwealth of Virginia and the State of Delaware.

(d)    “Director”: An individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another entity or employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation’s request if such director’s duties to the Corporation also impose duties on, or otherwise involve services by, such director to the plan or to participants in or beneficiaries of the plan.

(e)    “Expenses”: All counsel fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding.

(f)    “Liabilities”: The obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or expenses incurred with respect to a Proceeding.

(g)    “Officer”: An individual who is or was duly appointed as an officer by the Board or otherwise, in accordance with the bylaws of the Corporation as from time to time in effect, or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another entity or employee benefit plan. An officer is considered to be serving an employee benefit plan at the Corporation’s request if such officer’s duties to the Corporation also impose duties on, or otherwise involve services by, such officer to the plan or to participants in or beneficiaries of the plan.

(h)    “Official Capacity”: (i) When used with respect to a Director, the office of director in the Corporation; and (ii) when used with respect to an Officer, the office or offices in the Corporation held by the Officer. “Official Capacity” does not include service for any entity or employee benefit plan.

(i)    “Party”: Without limitation, an individual who was, is or is threatened to be made a defendant or respondent in a Proceeding.

(j)    “Proceeding”: Any threatened, pending or completed action, suit or proceeding (including appeals), whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(k)    “Special Legal Counsel”: A law firm, or a member of a law firm, (i) that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, engaged to represent (A) the Corporation or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder, and (ii) who under the applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the

Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

2. Services by the Indemnitee. The Indemnitee agrees to continue to serve in the Indemnitee’s present Official Capacity and, at the Corporation’s request, as a director, officer, partner, trustee (including services as a named fiduciary), employee or agent of certain other entities. The Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligations or any obligation imposed by any applicable laws), and in no event shall any such resignation adversely affect any of the Indemnitee’s rights under this Agreement.

3. Right to Indemnity. The Indemnitee shall be entitled to indemnity, including indemnity with respect to a Proceeding by or in the right of the Corporation, against all Liabilities (whether arising from a transaction, occurrence or course of conduct prior or subsequent to the effective date of this Agreement) and Expenses because the Indemnitee was or is a Director and/or Officer, to the fullest extent required or permitted under the provisions of the Act, except only an indemnity against Liabilities in connection with a Proceeding in which a finding shall have been made that the act or omission for which the Indemnitee was adjudged liable had been proved to be due to the Indemnitee’s willful misconduct or the Indemnitee’s knowing violation of the criminal law. The rights of the Indemnitee under this Section 3 shall be in addition to, and not in limitation of, any of the Indemnitee’s other rights under this Agreement or applicable law. The termination of a Proceeding by judgment, order, settlement or conviction shall not be, of itself, determinative that the Indemnitee is not entitled to indemnity as provided under any of the provisions of this Agreement.

4. Payment or Reimbursement of Expenses. The Corporation shall pay for or reimburse the Expenses incurred by the Indemnitee (whether or not made a party) in connection with any Proceeding related, in whole or in part, to any act or omission of the Indemnitee as a Director or Officer, in advance of final disposition of such Proceeding upon receipt by the Corporation from the Indemnitee of (a) a written statement of good faith belief that the Indemnitee is entitled to indemnity under this Agreement and (b) a written undertaking to repay the amount so paid or reimbursed if after final disposition of any such Proceeding it is determined that the Indemnitee was not entitled to indemnity under this Agreement. The Indemnitee shall submit documentation adequately evidencing such Expenses. The Corporation shall pay or reimburse all such Expenses within 10 days after receipt of any such documentation. Anything in this Agreement to the contrary notwithstanding, repayment of Expenses by the Indemnitee shall be required only if it is ultimately determined hereunder that the Indemnitee did not meet the applicable standard of conduct as provided in Section 3.

5. Partial Indemnity or Payment of Expenses. The Indemnitee shall be entitled to indemnity against Liabilities and payment or reimbursement of Expenses, as provided in this Agreement, as to any claim, issue or matter in connection with any Proceeding as to which the Indemnitee is entitled to such indemnity and payment or reimbursement, notwithstanding that as to one or more other claims, issues or matters the Indemnitee shall not be so entitled to such indemnity and payment or reimbursement.

6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, if the Indemnitee shall be a witness in any Proceeding because the Indemnitee is or was a Director and/or Officer, the Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

7. Procedure for Determination of Entitlement to Indemnity.

(a)    To obtain indemnity under this Agreement in connection with any Proceeding, the Indemnitee shall submit to the Corporation a written request, together with such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of any such request for indemnity, advise the Board in writing that the Indemnitee has requested indemnity and give a copy of such advice to the Indemnitee.

(b)    Upon written request by the Indemnitee for indemnity, a determination that such indemnity is appropriate under this Agreement and applicable law shall be made (i) by the Board, if so requested by the Indemnitee and permitted by applicable law or (ii) if not so requested and permitted, by Special Legal Counsel selected by the Board and, if a Change in Control (as hereinafter defined) shall have occurred prior to such selection, approved by the Indemnitee, in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnity, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(c)    If within 20 days after the Indemnitee has requested the Board to select Special Legal Counsel, such counsel shall not have been selected and, if required, approved by the Indemnitee, the Corporation or the Indemnitee may, within 15 days after the lapse of such 20-day period, petition a court of competent jurisdiction in the Commonwealth of Virginia for the appointment by such court of Special Legal Counsel, and the person so appointed shall act as Special Legal Counsel under Section 7(b). The Corporation shall pay all reasonable fees and expenses of Special Legal Counsel incurred by such Counsel pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to all procedures under this Section 7(c). Upon the commencement date of any judicial proceeding or arbitration pursuant to Section 9(a), Special Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    If the determination provided for in Section 7(b) is made by Special Legal Counsel, evaluation of reasonableness of Expenses shall be made by the Board.

(e)    As used in Section 7(b), a Change in Control shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the total number of shares of the Corporation having the right to vote generally in the election of its directors (exclusive of shares held by any corporation of which shares representing at least 50% of the ordinary voting power are owned, directly or indirectly, by the

Corporation) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board at any time within two years after any tender offer, exchange offer, merger, consolidation, share exchange, sale of assets or contested election, or any combination of those transactions (a “Transaction”), so that (A) the persons who were directors of the Corporation immediately before the first such Transaction cease to constitute a majority of the board of directors of the corporation which shall thereafter be in control of the companies or other entities which were parties to or otherwise involved in the first such Transaction, or (B) the number of persons who shall be directors of such corporation shall be fewer than two thirds of the number of directors of the Corporation immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and (ii).

8. Presumption.

In making a determination with respect to entitlement to indemnity under this Agreement, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to such indemnity, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

9. Remedies of the Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 7(b) that the Indemnitee is not entitled to indemnity under this Agreement in the full amount sought by the Indemnitee, (ii) payment or reimbursement of Expenses is not timely made as provided in Section 4, (iii) payment of indemnity is not made pursuant to Section 6 within 10 days after receipt by the Corporation of a written request therefor or (iv) payment of indemnity is not made within 120 days after a written request for indemnity has been made pursuant to Section 7(a), the Indemnitee shall be entitled to commence an action in any court of competent jurisdiction for an adjudication of the Indemnitee’s entitlement to such indemnity or payment or reimbursement of Expenses. Alternatively, the Indemnitee, at the Indemnitee’s option, may seek an award in arbitration to be conducted in New York, New York (or such other city as may be mutually agreed and reasonably convenient for the Indemnitee), pursuant to the rules of the American Arbitration Association by an individual selected by such Association who would have qualified as Special Legal Counsel. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a).

(b)    In the event that a determination shall have been made pursuant to Section 7(b) that the Indemnitee is not entitled to indemnity under this Agreement in the full amount sought by the Indemnitee, any judicial proceeding or arbitration commenced pursuant to Section 9(a) shall be conducted in all respects as a de novo trial or arbitration on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to Section 9(a), the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnity or payment or reimbursement of Expenses, as the case may be.

(c)    If a determination shall have been made pursuant to Section 7(b) that the Indemnitee is entitled to indemnity, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to Section 9(a).

(d)    The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to Section 9(a) that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e)    In the event that pursuant to this Section 9 the Indemnitee seeks a judicial adjudication of, or an award in arbitration to enforce, the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all reasonable expenses (of the kinds described in the definition of Expenses) incurred by the Indemnitee in such judicial adjudication (including any appeals) or arbitration, regardless of the outcome thereof (unless it shall be determined by the court or arbitrator, as the case may be, that the Indemnitee’s claims were frivolous).

10. Settlement of Claims. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or liability on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)    The rights provided by this Agreement shall be in addition to, and not in limitation of, any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation or bylaws of the Corporation or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee prior to such amendment, alteration or repeal.

(b)    To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

(c)    In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(d)    The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable to the Indemnitee hereunder if and to the extent that the Indemnitee has otherwise actually received such indemnity or payment under any insurance policy, contract, agreement or otherwise.

12. Term of Agreement. This Agreement shall remain in effect until the later of (a) 10 years after the date on which the Indemnitee shall have last ceased to serve as a Director and/or Officer or (b) the final termination of all pending Proceedings in respect of which the Indemnitee is or may be granted rights of indemnity or payment or reimbursement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 9. This Agreement shall be binding upon the Corporation and its successors (including any corporation which shall be a surviving corporation in any merger, consolidation or share exchange in which the Corporation is a party or otherwise involved) and assigns and shall inure to the benefit of the Indemnitee and her heirs, executors, administrators and legal representatives.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References in this Agreement to Sections are to Sections of this Agreement.

15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

16. Notice by the Indemnitee. The Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnity against Liabilities or payment or reimbursement of Expenses covered hereunder.

17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, return receipt requested, in which case it shall be deemed to have been received on the third business day after the date on which it is so mailed:

(a) If to the Indemnitee, to:

Address on file with the Corporation

(b) If to the Corporation, to:

1801 Bayberry Court
P. O. Box 18100
Richmond, Virginia 23226-8100
Attention of the General Counsel

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.

18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE BRINK’S COMPANY

By
    Douglas A. Pertz
    President and Chief Executive Officer

                    INDEMNITEE